                                                                  EXHIBIT 10.1

                             STOCKHOLDERS' AGREEMENT

                                      among

                             MONARCH HOLDINGS, INC.

                                PAXAR CORPORATION

                                       and

                             ODYSSEY PARTNERS, L.P.

                              -------------------

                                  June 29, 1995

                              -------------------


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                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
1.     Definitions and Incorporation by Reference..................................................        1
              1.1       Definitions................................................................        1
              1.2       Other Definitions..........................................................        2

2.     Board of Directors..........................................................................        2
              2.1       Election of Directors......................................................        2
              2.2       Eligibility................................................................        3
              2.3       Committees; Subsidiary Board of Directors..................................        3

3.     Transfer and Purchase of Common Stock.......................................................        3
              3.1       Restrictions on Transfer of Common Stock...................................        3
              3.2       Affiliates Bound...........................................................        3
              3.3       Restriction on Purchase of Common Stock....................................        4

4.     Put and Call; Sale of the Company...........................................................        4
              4.1       Initial Put................................................................        4
              4.2       Valuation Put..............................................................        5
              4.3       Call.......................................................................        6
              4.4       Sale of the Company........................................................        8
              4.5       Closing of Purchase and Sale of the Offered Shares.........................        9
              4.6       Limitation on Offers.......................................................        9

5.     Major Actions...............................................................................        9

6.     Formation of the Company....................................................................       11

7.     Miscellaneous...............................................................................       11
              7.1       Legend.....................................................................       11
              7.2       Binding on Transferees.....................................................       11
              7.3       Notices....................................................................       11
              7.4       Severability...............................................................       12
              7.5       Confidentiality............................................................       12
              7.6       Further Assurances.........................................................       13
              7.7       Remedies...................................................................       13
              7.8       Entire Agreement...........................................................       13
              7.9       Waiver.....................................................................       13
              7.10      Amendments.................................................................       13
              7.11      Variations in Pronouns.....................................................       13
              7.12      Term.......................................................................       13
              7.13      Governing Law..............................................................       13
              7.14      Counterparts...............................................................       14

                                                                                     EXECUTION COPY

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                            STOCKHOLDERS' AGREEMENT



                 Stockholders' Agreement, dated as of June 29, 1995, among Monarch Holdings, Inc., a Delaware corporation (the "Company"), Paxar Corporation, a New York corporation ("Paxar"), and Odyssey Partners, L.P., a Delaware limited partnership ("Odyssey"). Paxar and Odyssey are referred to collectively as the "Stockholders" and individually as a "Stockholder."

                              STATEMENT OF PURPOSE

                 The Stockholders own substantially all of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company. This Stockholders' Agreement sets forth provisions governing (a) the composition of the Board of Directors of the Company, (b) items that will require the consent of directors designated by both Paxar and Odyssey, and (c) the transfer of Common Stock between Stockholders and to third parties.

                 Accordingly, the Company and the Stockholders agree as follows:

                 1.   Definitions and Incorporation by Reference.

                      1.1 Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

                 "Affiliate" of any person means any individual, partnership, corporation, group, trust or other person that directly or indirectly controls, is controlled by, or is under common control with, such person.

                 "Board of Directors" means the Board of Directors of the Company.

                 "Monarch" means Monarch Acquisition Corp., a wholly owned subsidiary of the Company.

                 "Shares" means any and all shares of Common Stock.

                 "Subsidiary Board of Directors" means the Board of Directors of each direct and indirect subsidiary of the Company.


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                      1.2   Other Definitions.

                            Term                                       Defined in Section
                            ----                                       ------------------
                            "Call Exercise Notice"                     4.3
                            "Common Stock"                             Second paragraph of Agreement
                            "Company"                                  First paragraph of Agreement
                            "Company Director"                                2.1
                            "Counteroffer"                             4.2 and 4.3
                            "Independent Appraiser"                    4.2 and 4.3
                            "Independent Valuation"                    4.2 and 4.3
                            "Initial Sale Offer"                       4.1
                            "Initial Sale Right"                       4.1
                            "Negotiation Period"                              4.1
                            "Odyssey"                                  First paragraph of Agreement.
                            "Odyssey Appraiser"                               4.3
                            "Odyssey Director"                         2.1
                            "Odyssey Valuation"                        4.3
                            "Offered Shares"                           4.1, 4.2 and 4.3
                            "Offered Shares Purchase Price"            4.2
                            "Offeree"                                  4.1 and 4.2
                            "Offeree Appraiser"                        4.2
                            "Offeree Valuation"                        4.2
                            "Offeror"                                  4.1 and 4.2
                            "Offeror Appraiser"                        4.2
                            "Offeror Valuation"                        4.2
                            "Paxar"                                    First paragraph of Agreement.
                            "Paxar Appraiser"                          4.3
                            "Paxar Director"                           2.1
                            "Paxar Valuation"                          4.3
                            "Purchase Offer"                           4.3
                            "Purchase Right"                           4.3
                            "Put Exercise Notice"                      4.2
                            "Sale Offer"                               4.2
                            "Valuation Put Right"                      4.2

                 2.   Board of Directors.

                      2.1 Election of Directors. Except as otherwise agreed by the Stockholders, the Stockholders agree to vote their Shares so that the Board of Directors shall be comprised of eight members, including three persons designated by Paxar (each, a "Paxar Director") and three persons designated by Odyssey (each, an "Odyssey Director"). The remaining two members of the Board of Directors (each, a "Company Director") shall be selected by a majority of the Paxar Directors and the Odyssey Directors (including at least two Paxar

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Directors and two Odyssey Directors), and may include members of the Company's senior management, but which shall not include any Affiliate of Paxar or Odyssey. The Stockholders shall take, at any time and from time to time, all action, including voting the Shares owned by them, calling special meetings of the Company's stockholders, and executing and delivering written consents, consistent with the terms of this Section 2.1. Any Paxar Director or Odyssey Director may be removed at any time with or without cause by the respective designor, who shall then appoint a new director. Any Company Director may be removed by a majority of the Board of Directors, which shall include at least two Paxar Directors and two Odyssey Directors. Each Stockholder shall cooperate fully to fill any vacancies in the Board of Directors as promptly as possible with a person designated in accordance with this Section 2.1. The Company Directors shall be considered independent of Paxar and Odyssey. For all purposes of this Agreement, the parties agree that Thomas R. Loemker, who may serve as a member of the Board of Directors, will be considered a Company Director and not an Affiliate of Odyssey or Paxar.

                      2.2 Eligibility. No director shall be eligible to vote on any matter in which he or any Affiliate has any direct or indirect interest.

                      2.3 Committees; Subsidiary Board of Directors. All committees of the Board of Directors shall have an equal number of Paxar Directors and Odyssey Directors. Except as required by applicable law in the relevant jurisdiction or as Paxar and Odyssey may otherwise agree, the Company and Monarch shall cause (a) the Board of Directors of Monarch to be comprised of those persons (and only those persons) serving as directors of the Company and
(b) each other Subsidiary Board of Directors to have either no representatives of Paxar or Odyssey, or equal numbers of such representatives.

                 3.   Transfer and Purchase of Common Stock.

                      3.1 Restrictions on Transfer of Common Stock. A Stockholder may sell, assign, transfer, give, pledge or otherwise dispose of Common Stock only (i) to an Affiliate of such Stockholder, (ii) with the consent of the Board of Directors (including at least two Paxar Directors and two Odyssey Directors) in its sole discretion or (iii) pursuant to Section 4. Any sale, assignment, transfer, gift, pledge or other disposition of Common Stock not in compliance with this Agreement shall be null and void.

                      3.2 Affiliates Bound. Except as otherwise agreed by the Board of Directors (including at least two Paxar Directors and two Odyssey Directors), it shall be a condition to the effectiveness of any sale, assignment, transfer, gift, pledge or other disposition of Common Stock to an Affiliate of a Stockholder (pursuant to clause (i) of Section 3.1) that (i) such Stockholder give notice to the Company and the other Stockholder of the sale, assignment, transfer, gift, pledge or other disposition and (ii) such Affiliate agree to be bound by the terms of this Agreement. For all purposes of this Agreement, Shares held by an Affiliate of a Stockholder shall be deemed to continue to be held by such Stockholder.

                      3.3 Restriction on Purchase of Common Stock. Neither Stockholder

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may purchase shares of Common Stock without the consent of the other
Stockholder, other than pursuant to Section 4.

                 4.   Put and Call; Sale of the Company.

                      4.1  Initial Put. Each Stockholder (for purposes of this
Section 4.1, the "Offeror") shall have a single right (an "Initial Sale Right"), to offer to sell all, but not less than all, of its Shares (for purposes of this Section 4.1, the "Offered Shares") to the other Stockholder (for purposes of this Section 4.1, the "Offeree") in accordance with the terms of this Section 4.1.

                 (a) Exercise. To exercise its Initial Sale Right, the Offeror shall make a written offer (the "Initial Sale Offer") to the Offeree (with a copy to the Company), specifying the material terms and conditions (including the purchase price and the date of closing) on which the Offeror proposes to sell the Offered Shares to the Offeree. The Initial Sale Offer may be made at any time during calender year 1997. An Initial Sale Offer shall be irrevocable until it is accepted or rejected in accordance with this Section 4.1.

                 (b) Negotiation Period. Following delivery of an Initial Sale Offer, the Stockholders shall discuss in good faith the terms of a sale of the Offered Shares (provided that nothing in this Section 4.1 shall be deemed to require the Offeree to purchase the Offered Shares prior to acceptance of the Initial Sale Offer). The Offeree shall have 90 days from the delivery of the Initial Sale Offer (as the same may be extended by mutual written consent, the "Negotiation Period") to accept the Initial Sale Offer. Each party shall bear its own expenses relating to the Initial Sale Offer.

                 (c) Acceptance of Initial Sale Offer; Sale of Offered Shares. In the event that, prior to the expiration of the Negotiation Period, the Offeree gives the Offeror written notice (with a copy to the Company) of acceptance of the Initial Sale Offer (as the same may be amended or modified during the Negotiation Period), then the Offeror shall sell, and the Offeree shall purchase, the Offered Shares in accordance with Section 4.5 and the terms of the Initial Sale Offer (as so amended or modified).

                 (d) Rejection of Initial Sale Offer; Sale of the Company. In the event that the Offeree fails to given written notice of acceptance of the Initial Sale Offer (as the same may be amended or modified during the Negotiation Period) prior to the expiration of the Negotiation Period, and the Stockholders are otherwise unable to agree upon the terms of a sale of the Offered Shares, then the Offeror shall have the right, but not the obligation, to put the Company up for sale in accordance with Section 4.4. To exercise its right to put the Company up for sale in accordance with Section 4.4, the Offeror shall notify the Company and the Offeree in writing of its election within 30 days following the expiration of the Negotiation Period. The Offeror's election to sell the Company shall be irrevocable, except as the Stockholders may otherwise agree. The Offeree may notify the Offeror prior to the expiration of the Negotiation Period that it definitively rejects the Sale Offer, in which case the Negotiation Period shall expire effective upon the delivery of such notice.


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

                      4.2  Valuation Put. Each Stockholder (for purposes of this
Section 4.2, the "Offeror") shall have the right (a "Valuation Put Right"), exercisable on one occasion each at any time on or after January 1, 1998, to offer to sell to the other Stockholder (for purposes of this Section 4.2, the "Offeree") all, but not less than all, of the Offeror's Shares (for purposes of this Section 4.2, the "Offered Shares") in accordance with the terms of this
Section 4.2.

                           (a) Exercise; Offeror Valuation; Valuation Sale
Offer. To exercise its Valuation Sale Right, the Offeror shall give written notice thereof to the Offeree (a "Put Exercise Notice"). A Put Exercise Notice shall be irrevocable once delivered. Within five business days of delivery of a Put Exercise Notice, the Offeror shall retain at its expense an investment banking firm of recognized national standing (the "Offeror Appraiser") to determine the value of the entire Company. The Offeror Appraiser shall use such valuation methods as are customary and appropriate in connection with the valuation of entire businesses by nationally recognized investment banking firms and other valuation firms, including the amount that the stockholders of the Company would receive if the Company were sold in accordance with Section 4.4 (taking into account all potential purchasers and without applying any discount for minority interests), or, where appropriate, public market valuations. The Offeror Appraiser shall arrive at its determination (the "Offeror Valuation") of the value of the Company as soon as possible, and in no event later than 45 days following the date on which it is retained by the Offeror. The Offeror Appraiser shall provide copies of the Offeror Valuation to Paxar, Odyssey and the Company, and upon delivery of the Offeror Valuation, the Offeror shall be deemed to have made an offer (the "Sale Offer") to the Offeree to sell to the Offeree for cash all of the Offered Shares at a per-share purchase price determined in accordance with the Offeror Valuation.

                           (b) Acceptance of Sale Offer. The Offeree may accept
the Sale Offer by giving the Offeror notice of acceptance within 10 business days of delivery of the Sale Offer. In the event that the Offeree elects to accept the Sale Offer (as the same may be amended or modified as a result of negotiations between the parties), then the Offeree shall purchase, and the Offeror shall sell, the Offered Shares in accordance with Section 4.5 and the terms of the Sale Offer (as so amended or modified).

                           (c) Offeree Valuation. In the event that the Offeree
fails to accept the Sale Offer, then within 15 business days of delivery of the Sale Offer, the Offeree shall either (i) retain at its expense an investment banking firm of recognized national standing (the "Offeree Appraiser") to determine the value of the entire Company or (ii) give the Offeror notice that it elects to cause a sale of the entire Company in accordance with Section 4.4. In the event that the Offeree retains an Offeree Appraiser, the Offeree Appraiser shall determine the value of the entire Company using such valuation methods as are customary and appropriate in connection with the valuation of entire businesses by nationally recognized investment banking firms and other valuation firms, including the amount that the stockholders of the Company would receive if the Company were sold in accordance with Section 4.4 (taking into account all potential purchasers and without applying any discount for minority interests), or, where appropriate, public market valuations. The Offeree Appraiser shall arrive at its determination (the "Offeree Valuation") of the value of the Company as soon as possible, and in no event later than


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
45 days following the date on which it is retained by the Offeree. The Offeree Appraiser shall provide copies of the Offeree Valuation to Paxar, Odyssey and the Company. Within 10 business days of delivery of the Offeree Valuation, the Offeree shall either (i) make an offer (for purposes of this Section 4.2, the "Counteroffer") to the Offeror to purchase all of the Offered Shares at a per-share purchase price determined in accordance with the Offeree Valuation or
(ii) inform the Offeror and the Company that it elects to sell the Company in accordance with Section 4.4.

                      (d) Acceptance of Counteroffer. To accept the Counteroffer, the Offeror shall give the Offeree written notice of acceptance within 10 business days of delivery of the Counteroffer. In the event that the Offeror elects to accept the Counteroffer (as the same may be amended or modified as a result of negotiations between the parties), then the Offeree shall purchase, and the Offeror shall sell, the Offered Shares in accordance with Section 4.5 and the terms of the Counteroffer (as so amended or modified).

                      (e) Rejection of Counteroffer; Final Appraisal. In the event that the Offeree makes a Counteroffer as provided in Section 4.2(c) and the Offeror fails to accept the Counteroffer as provided in Section 4.2(d), then within 15 business days of delivery of the Counteroffer, the Stockholders shall cause the Company to retain at the Company's expense an independent, nationally recognized investment firm (for purposes of this Section 4.2, the "Independent Appraiser") jointly selected by the Offeror Appraiser and the Offeree Appraiser to arrive at a valuation of the entire Company, applying the valuation mechanism described in Section 4.2(a) and Section 4.2(c). The Independent Appraiser shall arrive at its determination (for purposes of this Section 4.2, the "Independent Valuation") of the value of the Company as soon as possible, and in no event later than 45 days following the date on which it is retained by the Company. The Independent Appraiser shall provide copies of the Independent Valuation to Paxar, Odyssey and the Company. By written notice to the Offeror within 10 business days of delivery of the Independent Valuation, the Offeree shall either
(i) notify the Offeror that it elects to purchase all of the Offered Shares at a purchase price (the "Offered Shares Purchase Price") equal to the Offeror Valuation or the Offeree Valuation, whichever is closer to the Independent Valuation (or if they are equally close, then at a purchase price equal to the Independent Valuation) or (ii) notify the Offeror that it elects to sell the Company in accordance with Section 4.4. In the event that the Offeree elects to purchase all of the Offered Shares in accordance with clause (i), then the Offeror shall sell, and the Offeree shall purchase, all of the Offered Shares in accordance with Section 4.5 at the Offered Shares Purchase Price. In the event that the Offeree elects to sell the Company in accordance with clause (ii), then the Board of Directors shall cause the sale of the Company in accordance with
Section 4.4.

                 4.3 Call. Paxar shall have the right (a "Purchase Right"), exercisable on one occasion at any time on or after July 1, 1999, to offer to purchase from Odyssey all, but not less than all, of Odyssey's Shares (for purposes of this Section 4.3, the "Offered Shares") in accordance with the terms of this Section 4.3.

                      (a) Exercise; Paxar Valuation; Purchase Offer. To exercise its Purchase Right, Paxar shall give written notice thereof to Odyssey (the "Call Exercise Notice").

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A Call Exercise Notice shall be irrevocable once made. Within five business days of delivery of a Call Exercise Notice, Paxar shall retain at its expense an investment banking firm of recognized national standing (the "Paxar Appraiser") to determine the value of the entire Company. The Paxar Appraiser shall use such valuation methods as are customary and appropriate in connection with the valuation of entire businesses by nationally recognized investment banking firms and other valuation firms, including the amount that the stockholders of the Company would receive if the Company were sold in accordance with Section 4.4 (taking into account all potential purchasers and without applying any discount for minority interests), or, where appropriate, public market valuations. The Paxar Appraiser shall arrive at its determination (the "Paxar Valuation") of the value of the Company as soon as possible, and in no event later than 45 days following the date on which it is retained by Paxar. The Paxar Appraiser shall provide copies of the Paxar Valuation to Paxar, Odyssey and the Company, and upon delivery of the Paxar Valuation, Paxar shall be deemed to have made a cash offer (the "Purchase Offer") to Odyssey to purchase all of the Offered Shares at a per-share purchase price determined in accordance with the Paxar Valuation.

                      (b) Acceptance of Purchase Offer. Odyssey may accept Paxar's Purchase Offer by giving Paxar notice of acceptance within 10 business days of delivery of the Purchase Offer. In the event that Odyssey elects to accept the Purchase Offer (as the same may be amended or modified as a result of negotiations between the parties), then Paxar shall purchase, and Odyssey shall sell, the Offered Shares in accordance with Section 4.5 and the terms of the Purchase Offer (as so amended or modified).


                      (c) Odyssey Valuation. In the event that Odyssey fails to accept the Purchase Offer, then within 15 business days of delivery of the Purchase Offer, Odyssey shall retain at its expense an investment banking firm of recognized national standing (the "Odyssey Appraiser") to determine the value of the entire Company. The Odyssey Appraiser shall use such valuation methods as are customary and appropriate in connection with the valuation of entire businesses by nationally recognized investment banking firms and other valuation firms, including the amount that the stockholders of the Company would receive if the Company were sold in accordance with Section 4.4 (taking into account all potential purchasers and without applying any discount for minority interests), or, where appropriate, public market valuations. The Odyssey Appraiser shall arrive at its determination (the "Odyssey Valuation") of the value of the Company as soon as possible, and in no event later than 45 days following the date on which it is retained by Odyssey. The Odyssey Appraiser shall provide copies of the Odyssey Valuation to Paxar, Odyssey and the Company, and upon delivery of such valuation Odyssey shall be deemed to have made an offer (for purposes of this Section 4.3, the "Counteroffer") to Paxar to sell all of the Offered Shares to Paxar at a per-share purchase price determined in accordance with the Odyssey Valuation.

                      (d) Acceptance of Counteroffer. Paxar may accept the Counteroffer by giving Odyssey written notice of acceptance within 10 business days of delivery of the Counteroffer. In the event that Paxar elects to accept the Counteroffer (as the same may be amended or modified as a result of negotiations between the parties), then Paxar shall


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
purchase, and Odyssey shall sell, the Offered Shares in accordance with Section
4.5 and the terms of the Counteroffer (as so amended or modified).

                      (e) Rejection of Counteroffer; Final Appraisal. In the event that Paxar fails to accept the Counteroffer, then within 15 business days of delivery of the Counteroffer, Paxar and Odyssey shall cause the Company to retain at its expense an independent, nationally recognized investment firm (for purposes of this Section 4.3, the "Independent Appraiser") jointly selected by the Paxar Appraiser and the Odyssey Appraiser to arrive at a valuation of the entire Company, applying the valuation mechanism described in Section 4.3(a) and
Section 4.3(c). The Independent Appraiser shall arrive at its determination (for purposes of this Section 4.3, the "Independent Valuation") of the value of the Company as soon as possible, and in no event later than 45 days following the date on which it is retained by the Company. The Independent Appraiser shall provide copies of the Independent Valuation to Paxar, Odyssey and the Company. By written notice to Odyssey within 10 business days of delivery of the Independent Valuation, Paxar shall either (i) notify Odyssey that it elects to purchase all of the Offered Shares at a purchase price (the "Offered Shares Purchase Price") equal to the Paxar Valuation or the Odyssey Valuation, whichever is closer to the Independent Valuation (or if they are equally close, then at a purchase price equal to the Independent Valuation) or (ii) notify Odyssey that it elects to sell the Company in accordance with Section 4.4. In the event that Paxar elects to purchase all of the Offered Shares in accordance with clause (i), then Odyssey shall sell and Paxar shall purchase all of the Offered Shares in accordance with Section 4.5 at the Offered Shares Purchase Price. In the event that Paxar elects to sell the Company in accordance with clause (ii), then the Board of Directors shall cause the sale of the Company in accordance with Section 4.4.

                 4.4 Sale of the Company. In the event that (i) the Offeror elects to cause a sale of the entire Company in accordance with Section 4.1,
(ii) the Offeree elects to cause a sale of the entire Company in accordance with
Section 4.2, or (iii) Paxar elects to cause a sale of the entire Company in accordance with Section 4.3, then the entire Company shall be put up for sale as provided in this Section 4.4. The sale process shall take place under the direction of the Board of Directors, in a manner intended to maximize the value of all Shares.

                      (a) Manner of Sale. The sale will be conducted by the Board of Directors with the advice of an independent investment banking firm or other financial advisor of recognized national standing selected by the Board of Directors. The fees of such investment banking firm or other financial advisor shall be paid by the Company. The sale of the Company will be conducted in the form of an auction or through such other procedures deemed appropriate by the Board of Directors. The Independent Appraiser selected in accordance with
Section 4.2 or Section 4.3 may act as the Company's financial advisor for this purpose. Unless otherwise agreed to by the Stockholders and the Company, no investment banking firm selected by Paxar or Odyssey in accordance with Section
4.2 or Section 4.3 may act as the Company's financial adviser for this purpose. Neither Stockholder shall bid or otherwise participate as a purchaser in the sale process. Any member of the Board of Directors who, directly or indirectly, participates as a bidder in the sale process shall not be eligible to review proposed bids or otherwise act on behalf of the Company or the Board of Directors in the sale process.


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



                         (b) Evaluation of Bids; Acceptance. At the conclusion
of the sale process, the Company's financial advisor and counsel shall present the Board of Directors with those bids that it considers superior. The Board of Directors will select the one or more bids determined by them as being most likely to maximize value for all Shares. In determining which bid to accept, the Board of Directors shall take into account the proposed purchase price for the Company, as well as all other terms that it determines to be material, including the ability of the proposed purchaser to close the transaction, certainty of financing, that portion of the purchase price consideration that is comprised of cash, and the terms of any acquisition agreement. The Board of Directors may determine to work on a preliminary basis with more than one bidder pending the execution of a definitive purchase agreement.

                         (c) Further Assurances. The Board of Directors shall
have the authority to do all things necessary to effectuate the sale of the Company in accordance with this Section 4.4. The Stockholders will fully cooperate in this process and will take all action necessary to effect the sale of the Company in accordance with the decision of the Board of Directors, including a sale of their Shares in any stock purchase transaction and voting all Shares owned by them to be voted in favor of the determination of the Board of Directors. The Stockholders will not take any action that is intended to, or will have the effect of, delaying or preventing consummation of any transaction so selected and approved.

                     4.5 Closing of Purchase and Sale of the Offered Shares.
Any purchase of Offered Shares pursuant to Sections 4.1, 4.2 or 4.3 shall be "as is," other than customary representations and warranties as to the parties' authority and as to the seller's title to the Offered Shares. The Company and the Stockholders shall take all other actions necessary to effect the sale of the Offered Shares. The purchaser of the Offered Shares shall be required to purchase the Offered Shares within 90 days of the date on which it agrees to purchase such shares in accordance with Section 4.1, 4.2, or 4.3.

                     4.6 Limitation on Offers. No Initial Sale Offer, Put Exercise Notice, or Call Exercise Notice may be made while another Initial Sale Offer, Put Exercise Notice or Call Exercise Notice is pending, or while the Company is up for sale in accordance with Section 4.4.

                 5. Major Actions. The Company shall not (and shall not permit any of its direct and indirect subsidiaries to) take any of the following actions, except in accordance with Section 4 or pursuant to a vote of the majority of the Board of Directors, which shall include the affirmative vote of at least two Paxar Directors and two Odyssey Directors:

                         (a) the adoption and approval of (i) annual operating
and capital budgets and (ii) business and strategic plans, including in each case any material amendments thereto or deviations therefrom;

                         (b) the issuance of any form of capital stock or equity
rights

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

(including warrants, options, convertible debt and convertible securities), or the grant of any preemptive rights or rights of first refusal, or commitments in respect of any of the foregoing;

                         (c) the adoption of any stock option or similar
employee equity compensation plan;

                         (d) the purchase or redemption of any capital stock or
indebtedness, other than in accordance with a stock option or similar employee equity compensation plan adopted in accordance with this Section 5;

                         (e) the declaration or payment of any dividend or
distribution, other than dividends and distributions payable by a direct or indirect subsidiary of the Company to its shareholder;

                         (f) the issuance or incurrence of any form of
indebtedness for borrowed money, or any guaranty of indebtedness, other than pursuant to debt facilities existing or incurred as of the date hereof;

                         (g) the sale, merger, liquidation or dissolution of the
Company or any subsidiary;

                         (h) any acquisition or disposition involving aggregate
consideration in excess of $100,000, or the sale, lease or other disposition of assets outside the ordinary course of business, or the lease of any real property; or capital leases involving aggregate consideration in excess of $100,000;

                         (i) all decisions as to the selection, termination,
compensation (including grants of stock options or other forms of equity rights) and employment terms of officers of the Company and its subsidiaries;

                         (j) any amendment to the Certificate of Incorporation
or By-laws of the Company and its subsidiaries;

                         (k) any change in the Company's or such subsidiary's
accounting methods or policies and the approval of (or any change in) the Company's or such subsdidiary's independent auditors;

                         (l) formation of any committee of the Board of
Directors of the Company or such subsidiary;

                         (m) registration of any securities under the Securities
Act of 1933, as amended;

                         (n) the appointment and removal of members of a
Subsidiary

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

Board of Directors;

                         (o) filing of a petition for bankruptcy, insolvency,
receivership or similar relief; and

                         (p) any other material transaction not in the ordinary
course of business.

                 6. Formation of the Company. Each Stockholder agrees, concurrently with the execution and delivery of this Agreement, to subscribe for 49.5% of the issued and outstanding shares of Common Stock for a purchase price of $15 million.

                 7.   Miscellaneous.

                      7.1 Legend. Each certificate of Common Stock shall bear a legend as follows:

                              "The sale, assignment, transfer, gift, pledge, other disposition and voting of any of the securities represented by this certificate is restricted by the terms of a certain Stockholders' Agreement, dated as of June 29, 1995. The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), as amended, or applicable state securities laws and may not be sold, assigned, transferred, pledged or otherwise disposed of except in compliance with the requirements of the Act and until the Company shall have received the written opinion of counsel satisfactory to the Company to that effect."

                      7.2 Binding on Transferees. Subject to Section 3 hereof, a party may not assign its rights or delegate its obligations hereunder.

                      7.3 Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, and shall be deemed transmitted on the fifth day following the date of delivery to a courier service (postage or charges prepaid) or when personally delivered, and addressed to the particular party to whom the notice is to be sent as follows:

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



                                   (i)    in the case of the Company:

                                          Monarch Holdings, Inc.
                                          170 Monarch Lane
                                          Miamisburg, Ohio 45342
                                          Attention: President
                                          Telecopier No.: (513) 865-2073

                                   (ii)   in the case of Paxar:

                                          Paxar Corporation
                                          275 North Middletown Road
                                          Pearl River, N.Y.  10965
                                          Telecopier No.: (914) 735-9037
                                          Attention:  Arthur Hershaft

                                          with a copy to:

                                          Snow Becker Krauss P.C.
                                          605 Third Avenue
                                          New York, N.Y.  10158-3860
                                          Telecopier No.: (212) 949-7052
                                          Attention: Jack Becker, Esq.

                                   (iii)  in the case of Odyssey:

                                          Odyssey Partners, L.P.
                                          31 W. 52nd Street
                                          New York, N.Y.  10019
                                          Telecopier No.: (212)708-0735
                                          Attention: Stephen Berger

or to such other address as a party may instruct by notice to the other parties hereto in accordance with this Section 7.3.

                      7.4 Severability. In the event any provision hereof is held void or unenforceable by any court, then such provisions shall be severable and shall not affect the remaining provisions hereof.

                      7.5 Confidentiality. Each Stockholder will, so long as it holds any Common Stock and thereafter, hold strictly confidential, and will refrain from using such information or disclosing or disseminating (other than to its employees, affiliates, agents or partners having a need to know), any information obtained by it with respect to the Company, unless the Company has made such information available to the public generally or such information must be disclosed under applicable law, or such use is not detrimental to the Company.

                      7.6 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

                      7.7 Remedies. The parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

                      7.8 Entire Agreement. This Agreement is the entire agreement among the parties with respect to the subject matter hereof, and, when executed by the parties hereto, supersedes all prior agreements and communications, either oral or in writing, among the parties hereto with respect to the subject matter contained herein. None of the Stockholders shall have any power to legally bind the other Stockholders, except as specifically provided in this Agreement.

                      7.9 Waiver. Any failure by a party hereto to comply with any obligation, agreement or condition herein may by waived only be a written instrument executed by each party adversely affected by such failure to comply, with such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

                      7.10 Amendments. This amendment may be modified, amended or waived only pursuant to a written instrument executed by the Company and the Stockholders or, in the case of a waiver, by the party to be charged.

                      7.11 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

                      7.12 Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary hereof and (b) the sale of the Offered Shares or the entire Company in accordance with Section 4.4 or 4.5 hereof.

                      7.13 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                      7.14 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           IN WITNESS WHEREOF, the undersigned have executed
this Agreement on the date first above written.


PAXAR CORPORATION                           ODYSSEY PARTNERS, L.P.



By: /s/ Arthur Hershaft                     By: /s/ Stephen Berger
    -----------------------                     -------------------
    Arthur Hershaft                             Stephen Berger
    Chief Executive Officer                         General Partner


MONARCH HOLDINGS, INC.



By: /s/ Paul D. Barnett
    -----------------------
    Paul D. Barnett
    President

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